200 Munsonhurst Road

Franklin, NJ 07416

SUSSEX BANCORP ANNOUNCES A 13.5% INCREASE IN EARNINGS FOR 2011

FRANKLIN, NEW JERSEY – January 27, 2012– Sussex Bancorp (the “Company”) (NasdaqGM: SBBX), the holding company for Sussex Bank (the “Bank”) today announced a 13.5% increase in net income to $2.5 million, or $0.74 per diluted share, for the year ended December 31, 2011, over the same period in 2010. The Company attributed the increase in net income to growth in non-interest income and net interest income, which was partly offset by higher non-interest expenses. During the fourth quarter of 2011, the Company opened a commercial loan production office and a satellite office for Tri-State Insurance, our insurance subsidiary, in Rochelle Park, New Jersey. The Company’s overall asset credit quality continues to exhibit signs of improvement as total classified/criticized/foreclosed assets have declined 21.0% from a historical high at March 31, 2010. Non-performing assets were slightly down on a linked quarter basis, however increased in 2011 as compared to 2010. Management continues to focus on strengthening the Company’s core operations as well as resolving and mitigating the Company’s credit exposures.

“We continued to enhance our Companies capabilities in 2011, with the addition of talented and successful bankers to our team; which has helped build our business, produce double digit earnings growth, manage risk and reduce our overall problem credits 15% in 2011 and 21%, from a historic high in 2010,” said Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank.

“While the economic environment remains uncertain and we continue to have high credit costs related to our nonperforming assets; I am encouraged by the productivity of our diverse business lines.  Particularly our commercial lending division, which has experienced a substantial lift in new loans that had begun to close during the final months of the year,” noted Mr. Labozzetta.

Mr. Labozzetta added, “While we made significant progress in a number of areas this year, reducing our problem assets will remain our primary focus in 2012.”

2011 Highlights

•	Net interest income (tax equivalent basis) increased $548 thousand, or 3.2%, to $17.5 million in 2011.
•	Net interest margin (tax equivalent basis) was 3.87% for 2011, up from 3.81% in 2010. The improvement was driven by a 30 basis points reduction in funding costs for 2011.
•	Provision for loan losses increased $26 thousand, or 0.8%, to $3.3 million for 2011 as compared to 2010.
•	Non-interest income increased $672 thousand, or 14.6%, to $5.3 million for 2011. The increase was driven by higher gains on the sales of securities and insurance commissions and fees, which grew by $593 thousand and $199 thousand, respectively, for 2011 as compared to 2010. Lower service charges on deposits of $116 thousand for 2011 partly offset the aforementioned increases.
•	Non-interest expense increased $755 thousand, or 5.0% to $15.8 million for 2011. The increase was largely attributed to higher employee related costs of $745 thousand, resulting from a 6.3% increase in salary expense and a 26.7% increase in benefit costs, and higher loan collection costs of $322 thousand. The aforementioned increases were in part offset by a decline in FDIC assessments of $211 thousand.

•	Segment reporting

o	Our insurance subsidiary, Tri-state Insurance Agency, Inc. (“Tri-State”), reported net income before taxes of $152 thousand for 2011 as compared to a $68 thousand net loss before taxes for the same period last year.

•	Balance sheet

o	Total assets increased 6.9% as compared to last year.
o	Gross loans are up 1.1% over last year.
o	Total deposits increased $39.4 million, or 10.2%, as core deposits increased $20.9 million, or 7.1%, and time deposits grew by $18.5 million, or 20.0%, over last year.

•	Credit quality

o	Total classified/criticized/foreclosed assets declined $8.8 million, or 15.1%, to $49.6 million at December 31, 2011 from $58.4 million at December 31, 2010 and have declined 21.0% from a historical high of $62.8 million at March 31, 2010.
o	Non-performing assets were slightly down on a linked quarter basis, however increased $6.8 million, or 25.8%, for December 31, 2011 as compared to December 31, 2010. Non-performing assets as a percent of total assets were 6.5% and 5.6% at December 31, 2011 and December 31, 2010, respectively.
o	The allowance for loan losses totaled $7.2 million at December 31, 2011, or 2.11% of total loans, as compared to $6.4 million, or 1.89% of total loans, at December 31, 2010.

•	Capital adequacy

o	At December 31, 2011, the leverage, Tier I risk-based capital and total risk based capital ratios for the Bank were 9.29%, 12.98% and 14.24%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Fourth Quarter 2011 Financial Results

The Company reported net income of $515 thousand for the fourth quarter of 2011, a decrease of $82 thousand, or 13.7%, from net income of $597 thousand for the same period in 2010. Basic and diluted earnings per share for the three months ended December 31, 2011 were $0.16 and $0.15, respectively, compared to the basic and diluted earnings per share of $0.18 for the comparable period of 2010. The decrease in net income was largely due to an increase in non-interest expenses of $389 thousand and a decline in net interest income of $263 thousand, which was in part offset by lower provision for loan losses of $298 thousand and higher non-interest income of $220 thousand for the fourth quarter of 2011 as compared to the same period last year. Fourth quarter results reflected an increase in non-interest expenses largely attributed to higher salaries and employee benefits expenses due in part to the expansion of our commercial lending group and an accrual for an early termination of an employment agreement of $88 thousand. The decline in the net interest income was adversely impacted by a 36 basis point decline in the net interest margin due in part to lower loan yields.

Net Interest Income

Net interest income, on a fully tax equivalent basis, decreased $260 thousand, or 5.8%, to $4.3 million for the quarter ended December 31, 2011, as compared to the same period in 2010. The decrease in net interest income was largely due to a decline in the net interest margin of 36 basis points to 3.59% for the fourth quarter of 2011 as compared to the same period in 2010. The decline in the net interest margin was mostly due to lower loan yields and an increase in cash balances (other interest earning assets with average rate of 0.22%) resulting from deposit growth ($17.3 million on average) outpacing loan growth ($1.0 million on average) for the fourth quarter 2011 as compared to the same period last year. Total average interest earning assets increased $16.2 million, or 3.6%, for the fourth quarter of 2011 as compared to the same period last year.

Provision for Loan Losses

Provision for loan losses decreased $298 thousand, or 32.5%, to $618 thousand for the quarter ended December 31, 2011, as compared to $916 thousand for the same period in 2010.

Non-interest Income

The Company reported an increase in non-interest income of $220 thousand, or 19.8%, to $1.3 million for the quarter ended December 31, 2011. The increase in non-interest income was largely due to $377 thousand in security gains and a $97 thousand, or 21.6%, growth in insurance commissions and fees from Tri-State. The security gains recognized in the fourth quarter of 2011 was largely driven by the execution of two security strategies. The Company sold $5.7 million in municipal securities with long maturities, which generated $236 thousand in net gains, and also sold 24 mortgaged backed securities with an average balance of $96 thousand (total $2.3 million) for a net gain of $141 thousand. The aforementioned increases were partly offset by a $231 thousand impairment write-down on an equity fund and an equity security during the fourth quarter of 2011.

Non-interest Expense

The Company’s non-interest expenses increased $389 thousand, or 10.2%, to $4.2 million for the quarter ended December 31, 2011. The increase for the fourth quarter of 2011 versus the same period in 2010 was largely due to a $398 thousand increase in salaries and employee benefits. The increase in salaries and employee benefits was mostly attributed to the hiring of more commercial lenders, an accrual for the early termination of an employment agreement and higher medical premium expenses for the fourth quarter of 2011 as compared to the same quarter in 2010.

Full Year 2011 Financial Results

The Company reported net income of $2.5 million for 2011, an increase of $294 thousand, or 13.5%, from net income of $2.2 million for 2010. The increase in net income was largely due to growth in non-interest income of $672 thousand, or 14.6%, and higher net interest income (tax equivalent) of $548 thousand, or 3.2%, for 2011 as compared to 2010. The aforementioned increases were in part offset by higher non-interest expenses. Full year results for 2011 reflected an increase in non-interest expenses of $755 thousand, or 5.0%, for 2011 as compared to 2010, which was largely attributed to higher employee salaries and benefits expenses resulting in part to the expansion of our commercial lending group.

Net Interest Income

Net interest income, on a fully taxable equivalent basis, increased $548 thousand, or 3.2%, to $17.5 million for the year ended December 31, 2011, as compared to $17.0 million for same period in 2010. The increase in net interest income was attributed to a stronger net interest margin, which improved 6 basis points to 3.87%, and a $6.5 million increase in average interest earning assets for the 2011 as compared to 2010. The improvement in the net interest margin was mostly attributed to a 30 basis point decline in the average rate paid on interest bearing liabilities to 1.10%, which was partly offset by a 21 basis point decrease in the average rate on earning assets to 4.85% for the year ended December 31, 2011 as compared to the same period last year.

Provision for Loan Losses

Provision for loan losses increased $26 thousand, or 0.8%, to $3.3 million for 2011, as compared to 2010. Additional information is discussed below under the caption “Asset and Credit Quality.”

Non-interest Income

The Company reported an increase in non-interest income of $672 thousand, or 14.6%, to $5.3 million for the year ended December 31, 2011. The increase in non-interest income was largely due to higher gains on sale of securities, growth in insurance commissions and fees and bank-owned life insurance income of $593 thousand, $199 thousand (9.6%), and $106 thousand (33.8%), respectively, as compared to the same period last year. The security gains during the fourth quarter of 2011 resulted from the execution of strategies aimed at improving the Company’s interest rate risk profile and the sales of mortgaged-backed securities that have significantly paid down since their original purchase date. The aforementioned increases were partly offset by a decline in service fees on deposits, which decreased $116 thousand for 2011 as compared to 2010.

Non-interest Expense

The Company’s non-interest expenses increased $755 thousand, or 5.0%, to $15.8 million for 2011 as compared to 2010. The increase for 2011 was largely due to an increase in salaries and benefits and loan collection costs of $745 thousand, or 9.6%, and $322 thousand, or 64.2%, respectively. The increase was partly offset by a $211 thousand decline in FDIC assessment costs. The increase in salary and benefits expenses was due in part to the hiring of more commercial lenders, higher medical premiums, 401k costs and recruiting costs. Total salary expense, excluding benefits, increased $414 thousand, or 6.3%, while benefits increased $331 thousand, or 26.7%, for 2011 compared to the same period in 2010. The remaining other expenses declined by 1.7% for 2011 compared to 2010.

Financial Condition Comparison

At December 31, 2011, the Company’s total assets were $507.0 million, an increase of $32.9 million, or 6.9%, as compared to total assets of $474.0 million at December 31, 2010. The increase in total assets was largely driven by deposit growth resulting in higher interest-bearing deposits with other banks. The Company’s total deposits increased 10.2% to $425.4 million at December 31, 2011 from $386.0 million at December 31, 2010. The increase in deposits was driven by growth in core deposits (non-interest bearing deposits, NOW, savings and money market accounts) of $20.9 million, or 7.1%, and higher time deposits of $18.5 million, or 20.0%, for December 31, 2011 as compared to December 31, 2010.

Total loans receivable, net of unearned income, increased $3.4 million, or 1.0%, to $341.6 million at December 31, 2011 from $338.2 million at year-end 2010. The Company’s security portfolio, which includes securities available for sale and securities held to maturity, increased $10.2 million, or 11.3%, to $100.6 million at December 31, 2011, as compared to $90.4 million at December 31, 2010.

At December 31, 2011, the Company’s total stockholders’ equity was $39.9 million, an increase of $3.2 million, or 8.8%, as compared to $36.7 million at December 31, 2010.

Asset and Credit Quality

The overall credit quality of the Company is showing signs of improvement as our classified/criticized/foreclosed assets declined $8.8 million, or 15.1%, to $49.6 million at December 31, 2011 from $58.4 million at December 31, 2010 and have declined 21.0% from a historical high of $62.8 million at March 31, 2010. Loans internally rated “Substandard,” “Doubtful” or “Loss” are considered classified assets, while loans rated as “Special Mention” are considered criticized. Such risk ratings are consistent with the classification system used by regulatory agencies and are consistent with industry practices.

Non-performing assets were slightly down on a linked quarter basis, however increased from the prior year largely due to increases in foreclosed assets and performing troubled debt restructured loans. Non-performing assets, which include non-accrual loans, performing troubled debt restructured loans and foreclosed assets, increased $6.8 million, or 25.8%, to $33.2 million at December 31, 2011, as compared to $26.4 million at December 31, 2010. The ratio of non-performing assets to total assets for December 31, 2011 and December 31, 2010 were 6.5% and 5.6%, respectively.

The increase in non-performing assets occurred in:

•	non-accrual loans, which increased $1.6 million, or 7.1%, to $24.3 million at December 31, 2011- the average loan balance was approximately $357 thousand at December 31, 2011 as compared to $384 thousand at December 31, 2010.

•	performing troubled debt restructured loans increased $2.1 million largely due to one loan of $1.5 million, which has been performing since the loan was restructured during the second quarter of 2011.

•	foreclosed assets increased $3.1 million and the average recorded investment for each property is approximately $424 thousand.

The allowance for loan losses was $7.2 million, or 2.11% of total loans, at December 31, 2011 compared to $6.4 million, or 1.89% of total loans at December 31, 2010.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and through its nine branch offices located in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York; a loan production office in Rochelle Park, New Jersey and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Rochelle Park, New Jersey. For additional information, please visit the company's Web site at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such statements may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project," or similar words. Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

Contacts: Anthony Labozzetta, President/CEO

  Steven Fusco, SVP/CFO

  973-827-2914

SUSSEX BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

				12/31/11 VS.
	12/31/2011	9/30/2011	12/31/2010	12/31/2010	9/30/2011
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$102,418	$83,737	$92,615	10.6%	22.3%
Total loans	341,632	337,794	338,234	1.0%	1.1%
Allowance for loan losses	(7,210)	(7,401)	(6,397)	12.7%	(2.6)%
Total assets	506,953	495,884	474,024	6.9%	2.2%
Total deposits	425,376	415,050	385,967	10.2%	2.5%
Total borrowings and junior subordinated debt	38,887	38,887	48,887	(20.5)%	-%
Total shareholders' equity	39,902	39,388	36,666	8.8%	1.3%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$4,251	$4,339	$4,511	(5.8)%	(2.0)%
Provision for loan losses	618	737	916	(32.5)%	(16.1)%
Total other income	1,331	1,206	1,111	19.8%	10.4%
Total other expenses	4,199	4,025	3,810	10.2%	4.3%
Provision for income taxes	102	97	154	(33.9)%	5.2%
Taxable equivalent adjustment (a)	148	152	145	2.4%	(2.9)%
Net income	$515	$534	$597	(13.7)%	(3.5)%

Net income per common share - Basic	$0.16	$0.16	$0.18	(11.1)%	0.0%
Net income per common share - Diluted	$0.15	$0.16	$0.18	(16.7)%	(6.2)%

Return on average assets	0.41%	0.44%	0.49%	(16.7)%	(6.3)%
Return on average equity	5.22%	5.49%	6.44%	(19.1)%	(5.0)%
Efficiency ratio (b)	77.27%	74.64%	69.56%	11.1%	3.5%
Net interest margin (tax equivalent)	3.59%	3.80%	3.95%	(9.0)%	(5.4)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$17,515	$13,263	$16,967	3.2%
Provision for loan losses	3,306	2,688	3,280	0.8%
Total other income	5,283	3,952	4,611	14.6%
Total other expenses	15,783	11,584	15,028	5.0%
Income before provision for income taxes (tax equivalent)	3,709	2,943	3,270	13.4%
Provision for income taxes	637	535	542	17.5%
Taxable equivalent adjustment (a)	602	453	552	9.0%
Net income	$2,470	$1,955	$2,176	13.5%

Net income per common share - Basic	$0.76	$0.60	$0.67	13.4%
Net income per common share - Diluted	$0.74	$0.59	$0.66	12.1%

Return on average assets	0.51%	0.55%	0.46%	12.1%
Return on average equity	6.44%	6.86%	6.04%	6.5%
Efficiency ratio (b)	71.11%	69.11%	71.47%	(0.5)%
Net interest margin (tax equivalent)	3.87%	3.97%	3.81%	1.7%

SHARE INFORMATION:
Book value per common share	$11.83	$11.68	$10.94	8.1%	1.3%
Outstanding shares- period ending	3,373	3,373	3,352	0.6%	-%
Average diluted shares outstanding (Year to date)	3,326	3,326	3,300	0.8%	-%

CAPITAL RATIOS:
Total equity to total assets	7.87%	7.94%	7.74%	1.8%	(0.9)%
Leverage ratio (c)	9.29%	9.42%	9.04%	2.8%	(1.4)%
Tier 1 risk-based capital ratio (c)	12.98%	13.11%	12.37%	4.9%	(1.0)%
Total risk-based capital ratio (c)	14.24%	14.37%	13.63%	4.5%	(0.9)%

ASSET QUALITY AND RATIOS:
Non-accrual loans	$24,283	$27,493	$22,682	7.1%	(11.7)%
Troubled debt restructured loans (d)	3,411	1,313	1,318	158.8%	159.8%
Foreclosed real estate	5,509	4,545	2,397	129.8%	21.2%
Non-performing assets	$33,203	$33,351	$26,397	25.8%	(0.4)%

Loans 90 days past due and still accruing	$803	$998	$49	1,538.8%	(19.5)%
Charge-offs, net (quarterly)	$803	$872	$616	30.4%	(7.9)%
Charge-offs, net as a % of average loans (annualized)	0.96%	1.03%	0.74%	30.0%	(7.2)%
Non-accrual loans to total loans	7.11%	8.14%	6.71%	5.99%	(12.67)%
Non-performing assets to total assets	6.55%	6.73%	5.57%	17.6%	(2.6)%
Allowance for loan losses as a % of non-performing loans	26.03%	25.69%	26.65%	(2.33)%	1.33%
Allowance for loan losses to total loans	2.11%	2.19%	1.89%	11.6%	(3.7)%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income

(c) Sussex Bank capital ratios

(d) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

(Unaudited)

	December 31, 2011	December 31, 2010

ASSETS

Cash and due from banks	$3,903	$4,672
Interest-bearing deposits with other banks	31,670	10,077
Federal funds sold	-	3,000
Cash and cash equivalents	35,573	17,749

Interest bearing time deposits with other banks	100	600
Securities available for sale, at fair value	96,361	89,380
Securities held to maturity	4,220	1,000
Federal Home Loan Bank Stock, at cost	1,837	2,235

Loans receivable, net of unearned income	341,632	338,234
Less: allowance for loan losses	7,210	6,397
Net loans receivable	334,422	331,837

Foreclosed real estate	5,509	2,397
Premises and equipment, net	6,778	6,749
Accrued interest receivable	1,735	1,916
Goodwill	2,820	2,820
Bank owned life insurance	11,142	10,173
Other assets	6,456	7,168

Total Assets	$506,953	$474,024

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$44,762	$35,362
Interest bearing	380,614	350,605
Total Deposits	425,376	385,967

Borrowings	26,000	36,000
Accrued interest payable and other liabilities	2,788	2,504
Junior subordinated debentures	12,887	12,887

Total Liabilities	467,051	437,358

Total Stockholders' Equity	39,902	36,666

Total Liabilities and Stockholders' Equity	$506,953	$474,024

SUSSEX BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2011	2010	2011	2010
INTEREST INCOME
Loans receivable, including fees	$4,588	$4,863	$18,798	$19,057
Securities:
Taxable	325	418	1,314	1,796
Tax-exempt	289	290	1,168	1,110
Federal funds sold	1	2	4	22
Interest bearing deposits	24	13	56	43
Total Interest Income	5,227	5,586	21,340	22,028

INTEREST EXPENSE
Deposits	799	837	3,141	3,995
Borrowings	267	328	1,064	1,393
Junior subordinated debentures	58	55	222	225
Total Interest Expense	1,124	1,220	4,427	5,613

Net Interest Income	4,103	4,366	16,913	16,415
PROVISION FOR LOAN LOSSES	618	916	3,306	3,280
Net Interest Income after Provision for Loan Losses	3,485	3,450	13,607	13,135

OTHER INCOME
Service fees on deposit accounts	322	357	1,290	1,406
ATM and debit card fees	145	131	545	501
Bank owned life insurance	105	94	419	313
Insurance commissions and fees	546	449	2,270	2,071
Investment brokerage fees	42	33	145	166
Realized holding gains on trading securities	-	-	-	7
Gain on sale of securities, available for sale	377	-	645	52
Gain on sale of fixed assets	-	-	-	2
Gain (loss) on sale of foreclosed real estate	(36)	1	(38)	18
Impairment write-downs on equity securities	(231)	-	(231)	(171)
Other	61	46	238	246
Total Other Income	1,331	1,111	5,283	4,611

OTHER EXPENSES
Salaries and employee benefits	2,316	1,918	8,528	7,783
Occupancy, net	357	334	1,412	1,345
Furniture, equipment and data processing	306	315	1,177	1,234
Advertising and promotion	31	40	172	178
Professional fees	222	209	661	607
Director Fees	32	82	176	265
FDIC assessment	165	230	700	911
Insurance	53	55	216	222
Stationary and supplies	62	47	184	194
Loan collection costs	218	195	824	502
Write-down on foreclosed real estate	-	32	145	241
Expenses related to foreclosed real estate	92	48	269	270
Amortization of intangible assets	2	3	10	14
Other	343	302	1,309	1,262
Total Other Expenses	4,199	3,810	15,783	15,028

Income before Income Taxes	617	751	3,107	2,718
PROVISION FOR INCOME TAXES	102	154	637	542
Net Income	$515	$597	$2,470	$2,176

EARNINGS PER SHARE
Basic	$0.16	$0.18	$0.76	$0.67
Diluted	$0.15	$0.18	$0.74	$0.66

SUSSEX BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31,
	2011			2010
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$28,890	$439	6.02%	$30,173	$435	5.72%
Taxable	60,439	324	2.13%	61,509	418	2.69%
Total securities	89,329	763	3.39%	91,682	853	3.69%
Total loans receivable (4)	335,753	4,589	5.42%	334,770	4,863	5.76%
Other interest-earning assets	44,064	24	0.22%	26,500	15	0.23%
Total earning assets	469,146	$5,376	4.55%	452,952	$5,731	5.02%

Non-interest earning assets	39,951			37,609
Allowance for loan losses	(7,570)			(6,394)
Total Assets	$501,527			$484,167

Sources of Funds:
Interest bearing deposits:
NOW	$88,645	$81	0.36%	$77,782	$126	0.64%
Money market	17,485	22	0.50%	14,175	19	0.54%
Savings	164,887	241	0.58%	173,981	311	0.71%
Time	109,877	454	1.64%	97,696	381	1.55%
Total interest bearing deposits	380,893	799	0.83%	363,634	837	0.91%
Borrowed funds	26,000	268	4.03%	31,189	328	4.12%
Junior subordinated debentures	12,887	58	1.77%	12,887	55	1.68%
Total interest bearing liabilities	419,780	$1,125	1.06%	407,710	$1,220	1.19%

Non-interest bearing liabilities:
Demand deposits	40,108			37,602
Other liabilities	2,117			1,791
Total non-interest bearing liabilities	42,226			39,393
Stockholders' equity	39,520			37,064
Total Liabilities and Stockholders' Equity	$501,527			$484,167

Net Interest Income and Margin (5)		$4,251	3.59%		$4,511	3.95%

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2011			2010
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$29,692	$1,770	5.96%	$28,871	$1,662	5.76%
Taxable	54,425	1,314	2.41%	52,766	1,796	3.40%
Total securities	84,117	3,084	3.67%	81,637	3,458	4.24%
Total loans receivable (4)	339,770	18,798	5.53%	331,457	19,057	5.75%
Other interest-earning assets	28,547	60	0.21%	32,793	65	0.20%
Total earning assets	452,434	$21,942	4.85%	445,887	$22,580	5.06%

Non-interest earning assets	38,507			37,945
Allowance for loan losses	(7,314)			(6,093)
Total Assets	$483,627			$477,739

Sources of Funds:
Interest bearing deposits:
NOW	$81,374	$386	0.47%	$67,729	$512	0.76%
Money market	15,505	83	0.54%	13,189	93	0.71%
Savings	168,233	1,122	0.67%	174,208	1,709	0.98%
Time	98,673	1,549	1.57%	101,354	1,681	1.66%
Total interest bearing deposits	363,785	3,141	0.86%	356,480	3,995	1.12%
Borrowed funds	26,642	1,064	3.99%	32,593	1,393	4.27%
Junior subordinated debentures	12,887	222	1.72%	12,887	225	1.75%
Total interest bearing liabilities	403,314	$4,427	1.10%	401,960	$5,613	1.40%

Non-interest bearing liabilities:
Demand deposits	39,596			38,255
Other liabilities	2,349			1,525
Total non-interest bearing liabilities	41,944			39,780
Stockholders' equity	38,369			35,999
Total Liabilities and Stockholders' Equity	$483,627			$477,739

Net Interest Income and Margin (5)		$17,515	3.87%		$16,967	3.81%

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets